UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2025

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 Donley Drive, Suite 100, Austin, Texas		78758
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On August 18, 2025, Astrotech Corporation (the “Company”) announced that the Board of Directors (the “Board”) of the Company has appointed Mr. Nihanth Badugu as Chief Operating Officer of the Company and its subsidiaries, effective as of August 13, 2025.

Mr. Badugu, age 37, has served as Astrotech’s Director of Program Management since August 2023, where he led initiatives that enhanced operational efficiency and ensured timely program completion. Mr. Badugu brings to Astrotech extensive experience from the chemical manufacturing and consulting industries. Prior to Astrotech, he held the role of NPI Program Manager at Thermo Fisher Scientific, from 2020 to 2023, where he led the launch of COVID-19 diagnostic products. Mr. Badugu also held the role of Senior Program Manager at PVA Consulting Group, from 2017 to 2020. Mr. Badugu’s track record in program management and operational leadership positions him as a key contributor to Astrotech’s growth strategy. Mr. Badugu holds a Bachelor of Science degree from York University.

In connection with Mr. Badugu’s appointment, the Compensation Committee of the Board approved (i) an increase of Mr. Badugu’s annual base salary to $225,000 per year and (ii) based on the services to be rendered to the Company, a grant to Mr. Badugu of 5000 options to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), with a strike price equal to the closing price of the Common Stock on August 13, 2025, and which such stock options vest pursuant to a schedule to be determined by the Committee aligning with the Company’s performance and retention goals, subject to Mr. Badugu’s continued service with the Company.

Mr. Badugu will be eligible for annual performance-based bonuses as follows: (i) a bonus equivalent to 25% of Mr. Badugu’s base salary ($56,250), if the Company achieves certain revenue targets (the “Performance Bonus”), (ii) if the Company achieves certain gross margin targets, the Performance Bonus will be multiplied by 2x, and (iii) any achievement in excess of the revenue targets or gross margin targets as described above will be evaluated for additional bonuses as determined by the Committee.

Other than the compensation described above, there are no arrangements or understandings between Mr. Badugu and any other persons pursuant to which he was selected to serve as the Company’s Chief Operating Officer. There is no family relationship between Mr. Badugu and any director or executive officer of the Company. In addition, there are no transactions between the Company and Mr. Badugu or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 7.01            Regulation FD Disclosure.

On August 18, 2025, the Company issued a press release announcing the appointment of Mr. Badugu as the new Chief Operating Officer of the Company and its subsidiaries. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, issued August 18, 2025 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2025	Astrotech Corporation

	By:	/s/ Thomas B. Pickens III
Name: Thomas B. Pickens III
Chief Executive Officer, Chief Technology Officer and Chairman of the Board